               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              Kinder Morgan, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

   2) Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

   4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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   2) Form, Schedule or Registration Statement No.:

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   3) Filing Party:

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   4) Date Filed:

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

                              [KINDER MORGAN LOGO]
                             500 Dallas, Suite 1000
                              Houston, Texas 77002

                                 April 4, 2001

To our stockholders:

     You are cordially invited to attend the annual meeting of our stockholders to be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas on May 8, 2001, at 10:00 a.m. local time. The meeting has been called by our Board of Directors.

     The accompanying proxy statement describes the matters to be presented for approval at the annual meeting. In summary, the agenda of the meeting will include the election of Class II Directors, the consideration of a proposal that relates to our 1992 Stock Option Plan for Non-Employee Directors and the ratification of our auditors.

     Representation of your shares at the meeting is very important. We urge each stockholder, whether or not you plan to attend the meeting, to promptly vote by proxy. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

     You may notice that the format of this proxy statement is different from others you may have seen. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English, and we support this effort. We hope that this format will help make the attached proxy statement easier to understand.

                                        Sincerely,

                                        /s/ RICHARD D. KINDER
                                        Richard D. Kinder,
                                        Chairman and Chief Executive Officer

                              [KINDER MORGAN LOGO]
                             500 Dallas, Suite 1000
                              Houston, Texas 77002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2001

                             ---------------------

To our stockholders:

     We, the Board of Directors of Kinder Morgan, Inc., give notice that the annual meeting of our stockholders will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on Tuesday, May 8, 2001, beginning at 10:00 a.m. local time. At the meeting, the holders of our common stock will act on the following matters:

         (1) election of three Class II Directors to hold office for a three-year term in accordance with the terms of our Restated Articles of Incorporation and By-Laws;

         (2) a proposal to amend and restate our 1992 Stock Option Plan for Non-Employee Directors;

         (3) a proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as our auditors for 2001; and

         (4) any and all other business that may properly come before the annual meeting or any adjournment or adjournments thereof.

     We are sending this proxy statement to our stockholders on April 4, 2001. We have set the close of business on March 14, 2001 as the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting. A list of all stockholders entitled to vote is on file at our principal offices at 500 Dallas, Suite 1000, Houston, Texas 77002, and will be available for inspection by any stockholder during the meeting.

     If you cannot attend the meeting, you may vote over the telephone or the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already voted by proxy.

IF YOU PLAN TO ATTEND:

     Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

                                            By order of the Board of Directors,

                                            /s/ RICHARD D. KINDER
                                            Richard D. Kinder,
                                            Chairman and Chief Executive Officer

April 4, 2001
Houston, Texas

                              [KINDER MORGAN LOGO]
                             500 Dallas, Suite 1000
                              Houston, Texas 77002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THE MEETING...........................................    1
  Who sent me this proxy statement?.........................    1
  Why did I receive this proxy statement and proxy card?....    1
  What does it mean if I receive more than one proxy
     card?..................................................    2
  What is the purpose of the annual meeting?................    2
  Who is entitled to vote at the annual meeting?............    2
  What are the voting rights of stockholders?...............    2
  Who can attend the annual meeting?........................    2
  What constitutes a quorum?................................    2
  How do I vote?............................................    3
  Can I vote by telephone or electronically?................    3
  Can I change my vote after I return my proxy card?........    3
  What are the recommendations of our Board of Directors?...    3
  What vote is required to approve each item?...............    4
  Do I have any dissenters' rights?.........................    4
  Where can I find the voting results of the meeting?.......    4
  How can I find more information about Kinder Morgan?......    4
COMMON STOCK OWNERSHIP......................................    5
  Who are the largest owners of our common stock?...........    5
  How much common stock do our directors and executive
     officers own?..........................................    5
  Have our directors, officers and the ten-percent
     stockholders complied with Section 16(a) of the
     Exchange Act?..........................................    7
  Certain Relationships and Related Transactions............    7
EXECUTIVE COMPENSATION......................................    8
  Summary Compensation Table................................    9
  Option Grants in Fiscal 2000..............................   10
  Option Exercises and Values for Fiscal 2000...............   10
  Executive Compensation Plans for Our Subsidiaries.........   11
  How are our directors compensated?........................   13
  Report of our Compensation Committee......................   13
  Compensation Committee Interlocks and Insider
     Participation..........................................   15
  Employment Agreement......................................   15
  Comparison of Five-year Cumulative Total Return...........   17
  Comparison of Cumulative Total Return with Our Current
     Management.............................................   18

                                                              PAGE
                                                              ----
ITEM 1 -- ELECTION OF DIRECTORS.............................   19
ITEM 2 -- PROPOSAL TO AMEND AND RESTATE OUR 1992 STOCK
  OPTION PLAN FOR NON-EMPLOYEE DIRECTORS....................   23
ITEM 3 -- PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF
  PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS....   27
OTHER MATTERS...............................................   27
ADDITIONAL INFORMATION......................................   27

                              [KINDER MORGAN LOGO]

                             500 Dallas, Suite 1000
                              Houston, Texas 77002

                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 2001

                             ---------------------

     This proxy statement contains information related to the annual meeting of our stockholders to be held on Tuesday, May 8, 2001, beginning at 10:00 a.m. local time, at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHO SENT ME THIS PROXY STATEMENT?

     Our Board of Directors sent you this proxy statement and proxy card. We will pay for the solicitation. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, telegraph, telefax or telex, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained Corporate Investor Communications, Inc. to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries. We will pay to third parties approximately $8,000, plus out-of-pocket expenses, for all of these services.

WHY DID I RECEIVE THIS PROXY STATEMENT AND PROXY CARD?

     You received this proxy statement and proxy card from us because you owned our common stock as of March 14, 2001. We refer to this date as the record date. This proxy statement contains important information for you to consider when deciding whether to vote for the election of directors, the proposals of our Board of Directors relating to our employee benefit plans and ratifying the selection of our independent auditors. Please read this proxy statement carefully.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, our stockholders will act upon the matters outlined in the notice of annual meeting on the cover page of this proxy statement, including the election of directors, the consideration of a proposal of our Board of Directors related to our 1992 Stock Option Plan for Non-Employee Directors and the ratification of the selection of our independent auditors. In addition, our management will report on our performance during fiscal 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

     All stockholders who owned our common stock at the close of business on the record date, March 14, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

WHAT ARE THE VOTING RIGHTS OF STOCKHOLDERS?

     Each outstanding share of our common stock will be entitled to one vote on all matters to be considered.

WHO CAN ATTEND THE ANNUAL MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:15 a.m. and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in street name (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of March 14, 2001, the record date, approximately 115,147,450 shares of our common stock were issued and outstanding.

     Your common stock will be counted as present at the meeting if you:

     - are present at the meeting; or

     - have properly submitted a proxy card or voted over the telephone or the Internet.

Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote by Internet or telephone in advance of the meeting.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone or through the Internet by following the instructions included with your proxy card.

     If your shares are held in street name, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

     The deadline for voting by telephone or electronically is 11:59 p.m. (Eastern Daylight Savings Time) on May 7, 2001.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes.   Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Our Board of Directors' recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

     - for the election of the nominated slate of directors (see page 19);

     - for the proposal to amend and restate our 1992 Stock Option Plan for Non-Employee Directors (see page 23);

     - for the proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as our auditors for 2001 (see page 27).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors.   The affirmative vote of a plurality of the votes
cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a "WITHHOLD AUTHORITY" vote will have the effect of a negative vote.

     Other Items.   For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

DO I HAVE ANY DISSENTERS' RIGHTS?

     No.   Under the laws of the State of Kansas, dissenters' rights are not available to our stockholders with respect to matters to be voted on at the annual meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

     The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2001.

HOW CAN I FIND MORE INFORMATION ABOUT KINDER MORGAN, INC.?

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. (Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.) You may also read and copy any of these documents at either of the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. We are listed on the New York Stock Exchange. Reports and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, Washington, D.C. 10005. Our filings also are available to the public at the Commission's web site at http://www.sec.gov. You may also request a copy of our filings by contacting our Secretary, c/o Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002.

                             COMMON STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF OUR COMMON STOCK?

     Except as set forth below, we know of no single person or group that was the beneficial owner of more than 5% of our common stock during 2000. Information set forth in the table with respect to beneficial ownership of our common stock has been obtained from filings with the Securities and Exchange Commission made by the named beneficial owners. Beneficial ownership for the purposes of the foregoing table is defined by Rule 13d-3 under the Exchange Act. Under that rule, a person is generally considered to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting thereof or to dispose or direct the disposition thereof or has the right to acquire either of those powers within sixty days.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENTAGE
BENEFICIAL OWNER                                                 OWNED        OF CLASS
----------------                                              ------------   ----------
Richard D. Kinder...........................................   23,989,992(1)    20.9%
FMR Corp....................................................   10,228,571(2)     8.9%

---------------

(1) The aggregate number of shares beneficially owned by Mr. Kinder does not include: (a) 463,683 shares held by a Kinder family charitable foundation, a charitable not-for-profit corporation, or (b) 2,500 shares held by Nancy G. Kinder, Mr. Kinder's wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these shares. The address for Mr. Kinder is 500 Dallas, Suite 1000, Houston, Texas 77002.

(2) Taken from a Schedule 13G/A filed by FMR Corp. on February 14, 2001. Includes 4,004,904 shares as to which FMR Corp. has the sole power to vote or to direct to vote. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.

HOW MUCH COMMON STOCK DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our executive officers named in the Summary Compensation Table, and our directors and executive officers as a group. Except as otherwise indicated, all information is as of March 1, 2001. None of our officers or directors is a party adverse to us or our subsidiaries nor do they have material interest adverse to us or our subsidiaries.

                                                AGGREGATE NUMBER
                                                   OF SHARES        ACQUIRABLE WITHIN   PER CENT OF SHARES
NAME                                           BENEFICIALLY OWNED        60 DAYS           OUTSTANDING
----                                           ------------------   -----------------   ------------------
Richard D. Kinder............................      23,989,992(1)              --               20.9%
William V. Morgan............................       4,500,000(2)              --                3.9%
Fayez Sarofim................................       2,216,018(3)              --                1.9%
Ted A. Gardner...............................         231,159(4)          12,500                  *
Edward H. Austin.............................         205,380(5)          35,000                  *
Edward Randall, III..........................         109,500             33,500                  *
Charles W. Battey............................          37,447             30,500                  *
William J. Hybl..............................          10,968(6)          30,500                  *
H. A. True, III..............................           5,000             21,500                  *
Stewart A. Bliss.............................           4,675             35,000                  *
Michael C. Morgan............................          20,000(7)         182,800                  *
David G. Dehaemers, Jr. .....................          10,000(8)         187,500                  *
William V. Allison...........................          10,000(8)          75,000                  *
Joseph Listengart............................          10,000(8)          39,050                  *
All current directors and executive officers
  as a group (16 persons)....................      31,381,987(9)         778,000               27.8%

---------------

 *  Less than 1%

(1) The aggregate number of shares beneficially owned by Mr. Kinder does not include: (a) 463,683 shares held by a Kinder family charitable foundation, a charitable not-for-profit corporation, or (b) 2,500 shares held by Nancy G. Kinder, Mr. Kinder's wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these shares.

(2) Mr. William V. Morgan may be deemed to own the 4,500,000 shares and thereby shares in the voting and disposition power with Morgan Associates, Inc. Includes 1,000,000 shares with respect to which Morgan Associates, Inc. wrote a costless collar that expires in August 2003.

(3) As reported to us on March 12, 2001, Mr. Sarofim may be deemed to be the beneficial owner of 2,216,018 shares of our common stock. Of these shares, Mr. Sarofim has sole voting and dispositive powers with respect to 1,500,000 shares which are owned of record and beneficially by him, and may be deemed to have shared voting and dispositive power as to 716,018 shares of our common stock. Of the securities which are not subject to sole voting and dispositive powers, 491,576 shares are held in investment advisory accounts managed by Fayez Sarofim & Co. for numerous clients, 160,251 shares are held by Sarofim International Management Company for its own account, 26,800 shares are held in investment advisory accounts managed by Sarofim International Management Company, and 4,000 shares are held in investment advisory accounts managed by Sarofim Trust Co. Fayez Sarofim & Co. is an Investment Adviser registered under the Investment Advisers Act of 1940, of which Mr. Sarofim is Chairman of the Board, President, and, through a holding company, majority shareholder. Sarofim International Management Company is a wholly-owned subsidiary of Fayez Sarofim & Co., and Sarofim Trust Co. is a wholly-owned subsidiary of Sarofim International Management Company. Additionally, 33,391 shares are held in trusts of which Mr. Sarofim is trustee, as to which he shares voting and dispositive powers but has no beneficial interest.

(4) Includes 125,000 shares with respect to which Mr. Gardner wrote a costless collar that expires in March 2002.

(5) Includes 171,880 shares as to which Mr. Austin has sole voting and dispositive power and 33,500 shares as to which Mr. Austin has shared voting and dispositive power. Does not include 34,645 shares held in aggregate by Mr. Austin's mother and father's estate and a trust for his spouse's benefit.

(6) Does not include 600 shares held by Mr. Hybl's spouse.

(7) Includes 10,000 shares of restricted stock, 25% of which vests on each of the first four anniversaries of January 17, 2001.

(8) Consists of 10,000 shares of restricted stock, 25% of which vests on each of the first four anniversaries of January 17, 2001.

(9) Includes an additional 15,000 shares of restricted stock, 25% of which vests on the first four anniversaries of January 17, 2001.

     Unless otherwise indicated the directors and named executive officers have sole voting and dispositive power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors or named executive officers and their respective spouses.

     For executive officers, except as noted otherwise, the numbers include interests in shares held in the various employee benefit plans. The column entitled "Acquirable within 60 Days" reflects the number of shares that could be purchased by the exercise of options available on March 1, 2001 or within 60 days thereafter under our stock option plans. The percentage listed in column entitled "Percent of Shares Outstanding" is calculated based on 115,001,252 shares of our common stock outstanding on March 1, 2001.

HAVE OUR DIRECTORS, OFFICERS AND THE TEN-PERCENT STOCKHOLDERS COMPLIED WITH
SECTION 16(A) OF THE EXCHANGE ACT?

     Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2000 with the reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 7, 1999, each of Mr. Kinder and Morgan Associates, Inc. entered into a governance agreement with us. Each governance agreement restricts the acquisition of our common stock, joining a group or the execution of a voting agreement if after the acquisition, joinder or agreement that party or the group would own or control the voting of more than 34.9% of our outstanding common stock in the case of Mr. Kinder or more than 15% of our outstanding common stock in the case of Morgan Associates, Inc. The governance agreement with Morgan Associates, Inc. has terminated according to its terms.

     Mr. Kinder's governance agreement does not restrict Mr. Kinder from proposing, supporting or participating in a transaction that offers each of our stockholders the opportunity to dispose of all of their common stock if a majority of our independent directors approve the transaction or we receive a fairness opinion that the transaction is fair to our stockholders from a financial point of view. Mr. Kinder agreed not to support or vote in favor of a transaction such as a merger or tender offer unless the same offer is made to all of our stockholders.

     Mr. Kinder generally agreed not to sell our common stock owned by him except in compliance with Rule 144 under the Securities Act or in a public offering. Additionally, Mr. Kinder may sell up to 3.5% of his common stock in a private placement as long as the other restrictions described above do not apply. If a majority of our independent directors otherwise agree and our stockholders have the ability to join in a sale, Mr. Kinder may sell his common stock. This governance agreement terminates April 7, 2001, 18 months after the date of our acquisition of Kinder Morgan (Delaware), Inc. Mr. Kinder's governance agreement also terminates when he beneficially owns less than 10% of our common stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four most highly compensated executive officers who were serving in such capacities as of December 31, 2000, for each of the last three fiscal years. In addition, the table includes the total compensation earned or paid to persons who formerly served as our chief executive officer during the past fiscal year.

     Please note that since our acquisition of Kinder Morgan (Delaware), Inc. on October 7, 1999, the date Mr. Kinder became the Chief Executive Officer and Chairman of the Board, Mr. Kinder has received an annual salary of $1. Since October 7, 1999, Mr. Kinder has received no additional compensation from any of our affiliates. The $150,003 of salary in 1999 reflected in the table represents salary Mr. Kinder received from our indirectly wholly-owned subsidiary, Kinder Morgan G.P., Inc. for his services as Chief Executive Officer and Chairman of the Board of Kinder Morgan G.P., Inc. between January 1, 1999 and October 7, 1999.

     The amounts listed in the table under the columns entitled "Salary" and "Bonus" for Messrs. Kinder, Allison, Morgan, Dehaemers, and Listengart are required to include compensation that they received for services rendered to us and our subsidiaries. We must therefore include compensation that our executive officers received for the services that they rendered during fiscal 2000 to our indirectly wholly-owned subsidiary, Kinder Morgan G.P., Inc.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION
                                                                          AWARDS
                                                                  -----------------------
                                                                               KMP UNITS/
                                          ANNUAL COMPENSATION     RESTRICTED   KMI SHARES
                                          -------------------       STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY    BONUS(2)     AWARDS(3)     OPTIONS     COMPENSATION(6)
---------------------------        ----   --------   --------     ----------   ----------   ---------------
Richard D. Kinder(1).............  2000   $      1   $     --      $     --           --        $    --
  Director, Chairman and CEO       1999    150,003         --            --           --          7,554
                                   1998    200,004         --            --           --         13,584
William V. Allison...............  2000    200,000    300,000       498,750           --         11,466
  President,                       1999    192,497    250,000            --    0/250,000          9,335
    Natural Gas Pipelines          1998     99,998    200,000            --     10,000/0         11,366
David G. Dehaemers, Jr. .........  2000    200,000    300,000(4)    498,750    0/150,000(5)      10,920
  Vice President,                  1999    161,249    250,000(4)               0/250,000          7,408
    Corporate Development          1998    141,247    200,000            --           --         34,393
Michael C. Morgan................  2000    200,000    300,000(4)    498,750    0/150,000(5)      10,836
  Vice President,                  1999    161,249    250,000(4)         --    0/250,000          7,408
    Strategy and Investor
      Relations                    1998    141,247    200,000            --           --         50,421
Joseph Listengart................  2000    181,250    225,000       498,750      0/6,300(7)      10,798
  Vice President,                  1999    124,336    175,000            --    0/175,000          5,890
    General Counsel and Secretary  1998    124,007    140,436            --      5,000/0         78,620

---------------

(1) Effective October 1, 1999, Mr. Kinder's annual salary was reduced to $1.00. Mr. Kinder is not eligible for annual bonuses or option grants.

(2) Amounts earned in year shown and paid the following year.

(3) Represent shares of KMI stock awarded in 2001 that relate to performance in 2000. Value computed as the number of shares awarded (10,000) times the closing price on January 17, 2001 ($49.875). Twenty five percent of the shares vest on each of the first four anniversaries after January 17, 2001. The holders of the restricted stock awards are eligible to vote and to receive dividends declared on such shares.

(4) Does not include for 1999, $3,753,868, or for 2000, $7,010,000 paid to each of Messrs. Dehaemers and Morgan under Kinder Morgan Energy Partners' Executive Compensation Plan. The payments made in 2000 were the last payments Messrs. Dehaemers and Morgan are to receive under Kinder Morgan Energy Partners' Executive Compensation Plan.

(5) The 150,000 options in KMI shares were granted and became fully vested on April 20, 2000. The options were granted to Messrs. Dehaemers and Morgan in connection with the execution of their employment agreements.

(6) Represents contributions to the Retirement Savings Plan (a 401(k) plan), the imputed value of group term life insurance exceeding $50,000, and compensation attributable to taxable moving and parking expenses allowed. For 2000, contributions to the Retirement Savings Plan, value of group-term life insurance exceeding $50,000 and parking compensation respectively were Messrs. Dehaemers ($10,200/$420/$300), Morgan ($10,200/$336/$300), Allison
    ($10,200/$966/$300) and Listengart ($10,200/$298/$300).

(7) The 2000 options were granted in 2001, but relate to performance in 2000. The options were granted and became fully exercisable on 01/17/01 at an exercise price of $49.875 per share.

OPTION GRANTS IN FISCAL 2000

     The table below sets forth information with respect to stock option grants during fiscal 2000. David Dehaemers and Michael Morgan our only named executives who received stock option grants in 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                        ---------------------------------------------------      VALUE AT ASSUMED
                                         NUMBER OF      % OF TOTAL                             ANNUAL RATES OF STOCK
                                         SECURITIES    OPTIONS/SARS   EXERCISE                PRICE APPRECIATION FOR
                                         UNDERLYING     GRANTED TO    OR BASE                     OPTION TERM(1)
NAME AND PRINCIPAL                      OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
POSITIONS                                GRANTED(#)    FISCAL YEAR     ($/SH)       DATE          5%          10%
------------------                      ------------   ------------   --------   ----------   ----------   ----------
David G. Dehaemers, Jr. ..............    150,000          12.8%      $33.125    4/20/2010    $3,124,820   $7,918,980
  Vice President
  Corporate Development
Michael C. Morgan.....................    150,000          12.8%      $33.125    4/20/2010    $3,124,820   $7,918.980
  Vice President, Strategy
  and Investor Relations

---------------

(1) The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share amounts of $53.96 and $85.92, respectively. We express no opinion regarding whether this level of appreciation will be realized and expressly disclaim any representation to that effect.

OPTION EXERCISES AND VALUES FOR FISCAL 2000

     The table below sets forth information with respect to stock option exercises during fiscal 2000 by each of our named executive officers and the status of their options at December 31, 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                              SHARES                     UNDERLYING UNEXERCISED      THE-MONEY OPTIONS/SARS
NAME AND                    ACQUIRED ON      VALUE       OPTIONS/SARS AT FY-END           AT FY-END(1)
PRINCIPAL POSITION          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------          -----------   -----------   -------------------------   -------------------------
Richard D. Kinder.........      --            --               --/--                         --/--
Chief Executive Officer
  and Chairman of the
  Board
William V. Allison........      --            --             125,000/125,000          $3,546,875/$3,546,875
President, Natural Gas
  Pipeline Operations
David G. Dehaemers,
  Jr. ....................      --            --             212,500/187,500          $4,632,813/$5,320,313
Vice President,
  Corporation Development
Michael C. Morgan.........      --            --             212,500/187,500          $4,632,813/$5,320,313
Vice President-Strategy
  and Investor Relations
Joseph Listengart.........      --            --              43,750/131,250          $1,241,406/$3,724,219
Vice President, Secretary
and General Counsel

---------------

(1) Calculated on the basis of the fair market value of the underlying shares at year end, minus the exercise price.

EXECUTIVE COMPENSATION PLANS FOR OUR SUBSIDIARIES

     As we are required to report compensation that our named executive officers receive from our subsidiaries, most notably Kinder Morgan G.P., Inc., we are including the following descriptions of Kinder Morgan G.P., Inc. compensation plans, through which certain of our named executive officers receive compensation which is included in the Summary Compensation Table on page 9. As of October 7, 1999, neither of Messrs. Kinder or William V. Morgan receive any compensation from Kinder Morgan G.P., Inc. or any of our other subsidiaries.

   Retirement Savings Plan

     Effective July 1, 1997, Kinder Morgan G.P., Inc. established the Kinder Morgan Retirement Savings Plan, a defined contribution 401(k) plan, that permits all full-time employees to contribute 1% to 15% of base compensation, on a pre-tax basis, into participant accounts. This plan was subsequently amended and merged to form the Kinder Morgan Savings Plan. In addition to a mandatory contribution equal to 4% of base compensation per year for each plan participant, Kinder Morgan G.P., Inc. may make discretionary contributions in years when specific performance objectives are met. Mandatory contributions are made each pay period on behalf of each eligible employee. Any discretionary contributions are made during the first quarter following the performance year. All contributions, including discretionary contributions, are in the form of our common stock that is immediately convertible into other available investment options at the employee's discretion. In the first quarter of 2001, an additional 2% discretionary contribution was made to certain individual accounts based on the achievement of 2000 financial targets. All contributions, together with earnings thereon, are immediately vested and not subject to forfeiture. Participants may direct the investment of their contributions into a variety of investments. Plan assets are held and distributed pursuant to a trust agreement. Because levels of future compensation, participant contributions and investment yields cannot be reliably predicted over the span of time contemplated by a plan of this nature, it is impractical to estimate the annual benefits payable at retirement to the individuals listed in the Summary Compensation Table above.

   Executive Compensation Plan

     Pursuant to Kinder Morgan Energy Partners' Executive Compensation Plan, executive officers of Kinder Morgan Energy Partners are eligible for awards equal to a percentage of the "incentive compensation value," which is defined as cash distributions to Kinder Morgan G.P., Inc. during the four calendar quarters preceding the date of redemption multiplied times eight (less a participant adjustment factor, if any). Under the plan, no eligible employee may receive a grant in excess of 2% and total awards under the plan may not exceed 10%. In general, participants may redeem vested awards in whole or in part from time to time by written notice. Kinder Morgan Energy Partners has the option to pay the participant in units (provided, however, the unitholders approve the plan prior to issuing such units) or in cash. Kinder Morgan Energy Partners may not issue more than 200,000 units in the aggregate under the plan. Units will not be issued to a participant unless such units have been listed for trading on the principal securities exchange on which the units are then listed. The plan terminates January 1, 2007, and any unredeemed awards will be automatically redeemed. The board of directors of Kinder Morgan G.P., Inc. may, however, terminate the plan before such date, and upon such early termination, Kinder Morgan Energy Partners will redeem all unpaid grants of compensation at an amount equal to the highest incentive compensation value, using as the determination date any day within the previous twelve months, multiplied by 1.5. The plan was established in July 1997, and on July 1, 1997, the board of directors of Kinder Morgan G.P., Inc. granted awards totaling 2% of the incentive compensation value to each of David Dehaemers and Michael Morgan. Originally, 50% of such awards were to vest on each of January 1, 2000 and January 1, 2002. No awards were granted during 1998 and 1999.

     On January 4, 1999, the awards granted to Mr. Dehaemers and Mr. Morgan were amended to provide for the immediate vesting and pay-out of 50% of their awards, or 1% of the incentive compensation value. On April 20, 2000, the awards granted to Mr. Dehaemers and Mr. Morgan were amended to provide for the immediate vesting and pay-out of the remaining 50% of their awards, or 1% of the incentive compensation value. The board of directors of Kinder Morgan Energy Partners' general partner believes that accelerating the vesting and pay-out of the awards was in its best interest because it capped the total payment the participants were entitled to receive with respect to their awards.

   Unit Option Plan

     Pursuant to Kinder Morgan Energy Partners' Common Unit Option Plan, its and its affiliates' key personnel are eligible to receive grants of options to acquire Kinder Morgan Energy Partners' common units. The total number of units available under the unit option plan is 250,000. None of the options granted under this plan may be "incentive stock options" under Section 422 of the Internal Revenue Code. If an option expires without being exercised, the number of units covered by such option will be available for a future award. The exercise price for an option may not be less than the fair market value of a unit on the date of grant. Either the board of directors of Kinder Morgan Energy Partners' general partner or a committee of that board of directors administers the unit option plan. The unit option plan terminates on March 5, 2008.

     No individual employee may be granted options for more than 10,000 units in any year. Kinder Morgan G.P., Inc.'s board of directors or the committee will determine the duration and vesting of the options to employees at the time of grant. As of December 31, 2000, options for 206,800 units were granted to 99 employees of Kinder Morgan G.P., Inc. and its subsidiaries. Forty percent of such options will vest on the first anniversary of the date of grant and twenty percent on each anniversary, thereafter. The options expire seven years from the date of grant. In March 1998, Mr. Listengart was granted an option to purchase 5,000 common units at an exercise price of $34.5625 per unit, and in August 1998, Mr. Allison was granted an option to purchase 10,000 common units at an exercise price of $33.125 per unit.

     The unit option plan also granted to each of Kinder Morgan G.P., Inc.'s non-employee directors as of April 1, 1998, an option to acquire 5,000 units at an exercise price equal to the fair market value of the units on such date. In addition, each subsequent non-employee director will receive options to acquire 5,000 units on the first day of the month following his or her election. Under this provision, as of December 31, 2000, options for 15,000 units were granted to Kinder Morgan G.P., Inc.'s three non-employee directors. Forty percent of such options will vest on the first anniversary of the date of grant and twenty percent on each anniversary, thereafter. The non-employee director options will expire seven years from the date of grant.

HOW ARE OUR DIRECTORS COMPENSATED?

     Pursuant to a policy we implemented in October 1999, our directors do not receive any cash compensation for their service on our board of directors. Directors who are not also our employees participate in our 1992 Stock Option Plan for Non-Employee Directors, which was amended and restated on January 17, 2001. Under this plan, each continuing director who is not one of our salaried employees, at the discretion of our Compensation Committee, may be granted an option to purchase an amount not to exceed 10,000 shares of our common stock each year. Each newly-elected director who is not one of our salaried employees, at the discretion of our Compensation Committee, may be granted an option to purchase an amount not to exceed 20,000 shares of our common stock. Options may be granted at not less than 100% of the fair market value of our common stock on the date of grant, but must be at least the par value of the shares subject to the option. Options expire 10 years from the date of grant. Options granted pursuant to our 1992 Stock Option Plan are intended as nonqualified stock options.

     Effective January 1, 2001, we granted each director an option to purchase 10,000 shares of our common stock in return for service on our Board of Directors in 2001. The options have an exercise price of $49.875 and will vest on May 8, 2001 if our stockholders approve the amendment to this plan proposed for approval at our May 8, 2001 annual meeting.

     All directors are reimbursed for reasonable travel and other expenses incurred in attending all meetings.

REPORT OF OUR COMPENSATION COMMITTEE

     The Board of Directors has a standing Compensation Committee composed of four non-management directors. Our Compensation Committee is charged with the management and oversight of employee benefit plans approved by our Board of Directors, employment agreements approved by our Board of Directors and the compensation of all of our directors, officers and employees.

     The Report of our Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report or the performance graphs by reference therein.

     Our Compensation Committee of the Board of Directors has furnished the following report on our executive compensation for fiscal 2000.

   What is our philosophy of executive officer compensation?

     Annual executive compensation is principally comprised of base salary, annual incentive cash and stock awards. It is our philosophy to pay our executive officers a fair base salary which is generally below market. The majority of an executive officer's compensation is allocated to the "at-risk" portions of the annual incentives and long-term compensation. It is our philosophy that compensation of our executive officers and other key employees should be directly and materially tied to corporate financial performance and aligned with stockholders. To achieve this objective, executive compensation is weighted toward cash incentives and long-term compensation payable on the basis of such financial and stock performance. Grants of stock options are the principal component of long-term executive compensation.

     Our executive compensation components are reviewed periodically by outside compensation consultants. The purpose of this review is to ensure that our total compensation package operates effectively, remains both reasonable and competitive with the energy industry, and is generally comparable to the compensation offered by companies of similar size and scope of our company.

     Our 1994 Long-Term Incentive Plan and our 1999 Stock Option Plan give our Compensation Committee the flexibility to recommend that our Board of Directors grant stock options, both non-qualified and incentive, restricted stock awards, stock appreciation rights and other stock-based awards. The plans have permitted us to keep pace with changing developments in compensation and benefit programs, making us competitive with those companies that offer incentives to attract and retain employees. We currently plan to issue only non-qualified stock options and/or restricted stock to our executive officers, unless specific circumstances dictate otherwise.

   How is our Chief Executive Officer and President compensated?

     At their personal request, Mr. Kinder, our Chief Executive Officer and Chairman, and Mr. Morgan, our President and Vice Chairman, receive $1 of base salary per year. Additionally, Messrs. Kinder and Morgan requested they receive no annual bonus or stock option grant. They both wish to be rewarded strictly on the basis of stock performance which impacts their holdings of our common stock.

   How are we addressing Internal Revenue Code limits on deductibility of compensation?

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation for our Chief Executive Officer and our additional four highest paid executive officers to $1,000,000 per year. If certain conditions are met, including the removal of discretion in determining individual rewards, compensation may be excluded from consideration of the $1,000,000 limit. Annual compensation of our individual executive officers has historically been below $1,000,000. The policy of our Compensation Committee to date is to establish and maintain a compensation program which maximizes the creation of long-term stockholder value by recognizing and rewarding performance that increases our value and complies with Section 162(m).

         Compensation Committee

         Ted A. Gardner (Chairman)
         William J. Hybl
         Edward Randall, III
         H. A. True, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our Compensation Committee is or has been one of our officers or employees.

EMPLOYMENT AGREEMENT

   Richard D. Kinder's Employment Agreement

     On October 7, 1999, we entered into an employment agreement with Mr. Kinder pursuant to which he became our Chairman and Chief Executive Officer. His employment agreement is for a term of three years and will be extended on each anniversary of the October 7th merger date for an additional one-year period.

     Mr. Kinder, at his initiative, accepted a salary of $1 per year to demonstrate his belief in our long term viability. Mr. Kinder is eligible for personnel policies and employee benefits as apply to other employees.

     We may terminate Mr. Kinder's employment at any time "without cause." If we were to terminate Mr. Kinder without cause, we would be required to provide Mr. Kinder with the following severance benefits:

     - a lump sum cash payment in an amount equal to three times the aggregate of (x) the greater of Mr. Kinder's current base salary or $750,000 and
       (y) the greater of (1) the amount of any cash incentive bonus to be paid to Mr. Kinder pursuant to any applicable plan based on the maximum of the current year's target or (2) Mr. Kinder's aggregate cash bonus paid with regard to our prior fiscal year;

     - continuation of medical, dental, life insurance and accidental death and dismemberment coverages which we provide to our active employees for up to 36 months; and

     - stock options, restricted stock and other stock awards granted to Mr. Kinder under all of our stock plans, and our subsidiaries' stock plans will vest and become immediately exercisable and all restrictions thereon will be removed. Mr. Kinder has no such stock options, restricted stock or other stock awards.

     If we terminate Mr. Kinder "with cause," Mr. Kinder will receive his salary for the period to the date of his termination, but we will not be obligated to pay any salary or other compensation for any period of time after termination and Mr. Kinder will not be entitled to receive severance pay. For purposes of the employment agreement, "cause" means the occurrence of any of the following events:

     - a grand jury indictment or prosecutorial information charging Mr. Kinder with illegal or fraudulent acts, criminal conduct or willful misconduct whether or not relating to our activities;

     - a grand jury indictment or prosecutorial information charging Mr. Kinder with any criminal acts involving moral turpitude whether or not it has a material adverse effect upon us;

     - grossly negligent failure by Mr. Kinder to perform his duties in a manner which he knows, or has reason to know, to be in our best interests;

     - bad faith refusal by Mr. Kinder to carry out reasonable instructions of our Board of Directors not inconsistent with the provisions of the employment agreement; or

     - material violation by Mr. Kinder of any of the terms of the employment agreement.

     If Mr. Kinder dies during the term of the employment agreement, we will pay Mr. Kinder's estate an amount equal to the greater of his annual salary or $750,000 as severance pay.

     We may terminate Mr. Kinder if he becomes totally and permanently disabled so as to preclude him from performing his duties. If so terminated, Mr. Kinder will be entitled to receive:

     - the amount of any insurance proceeds payable to him under disability insurance policies, if any, then maintained for his benefit; and

     - the greater of his salary or an annual amount of $750,000 through the effective date of termination of employment.

     Mr. Kinder has the right to terminate his employment at any time by providing us at least 30-days prior written notice of termination. Following such termination, Mr. Kinder will receive his salary for the period through the date of termination. Mr. Kinder will also have the right to terminate the employment agreement and to receive severance benefits if he is subject to a "change in duties" (as defined in the employment agreement).

     Mr. Kinder has agreed that, with limited exceptions, while he remains employed by us and for a period of 12 months following the termination of his employment with cause or his voluntary termination of employment, he will not, directly or indirectly, own, manage, operate, join, contract or participate in the ownership, management or control of or be employed by or be connected in any manner with any business which is or may be competitive in any manner with us.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following performance graph compares the performance of our common stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Natural Gas Index for our last five fiscal years. The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 1995, and that all dividends were reinvested. Total net return to our stockholders in 2000 was 160.1%, as compared to an average return of (9.1)% for the Standard & Poor's 500 Stock Index and of 75.5% for the Standard & Poor's Natural Gas Index for the same period.

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
           Based on reinvestment of $100 beginning December 31, 1995

                              [PERFORMANCE GRAPH]

                                INDEXED RETURNS
                                  YEARS ENDING

-------------------------------------------------------------------------------------------
                              Base
                             Period
Company/Index                 Dec95      Dec96      Dec97      Dec98      Dec99      Dec00
-------------------------------------------------------------------------------------------
 KINDER MORGAN INC             100      132.90     195.79     135.03     116.55     303.17
 S&P 500 INDEX                 100      122.96     163.98     210.85     255.21     231.98
 NATURAL GAS-500               100      132.89     156.80     172.06     204.85     359.46

COMPARISON OF CUMULATIVE TOTAL RETURN WITH OUR CURRENT MANAGEMENT

     The following performance graph compares the performance of our common stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Natural Gas Index from July 8, 1999 through December 31, 2000. July 8, 1999, was the date that the acquisition of Kinder Morgan (Delaware), Inc. was announced and it was proposed that our current management would operate our business following that transaction. The graph assumes that the value of the investment in our common stock and each index was $100 at July 8, 1999, and that all dividends were reinvested.

              CUMULATIVE TOTAL RETURN WITH OUR CURRENT MANAGEMENT
              Based on reinvestment of $100 beginning July 8, 1999

                              [PERFORMANCE GRAPH]

                                INDEXED RETURNS
                                  YEARS ENDING

--------------------------------------------------------------------------------
                                                    Base
                                                   Period
Company/Index                                       Dec98      Dec99      Dec00
--------------------------------------------------------------------------------
 KINDER MORGAN INC                                   100      167.53     435.77
 S&P 500 INDEX                                       100      106.03     96.38
 NATURAL GAS-500                                     100      93.12      163.40

                        ITEM 1 -- ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

     Our Board of Directors is currently divided into three classes, having three-year terms that expire in successive years. The current term of the directors in Class II expires at the annual meeting. Our Board of Directors proposes that the nominees listed below, all of whom are currently serving as Class II directors, be re-elected for a new term of three years and until their successors are duly elected and qualified.

     Each of the nominees has consented to serve a three-year term. If any of them becomes unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board of Directors.

   Class II Directors. The directors standing for election are:

CHARLES W. BATTEY                                  Director since 1971 -- Age 69

     Mr. Battey was elected to his current term as a Class II director at the 1998 annual meeting. Mr. Battey has been an independent consultant and an active community volunteer based in Kansas City for the past 5 years. Mr. Battey is also a Director of SIT/ KIM International Investment Associates, Inc. and Cybersensor, Inc. Mr. Battey was Chairman of our Board from 1989 to 1996, and our Chief Executive Officer from 1989 to 1994.

H. A. TRUE, III                                    Director since 1991 -- Age 58

     Mr. True was elected to his current term as a Class II director at the 1998 annual meeting. Mr. True has been an owner and director of the True Companies, which are involved in energy, agriculture and financing, and based in Casper, Wyoming for the past 5 years. Mr. True is also Vice Chairman of Midland Financial Corporation.

FAYEZ SAROFIM                                      Director since 1999 -- Age 72

     Mr. Sarofim was appointed to our Board of Directors upon completion of our acquisition of Kinder Morgan (Delaware), Inc. on October 7, 1999, as a designee of Mr. Kinder in accordance with the governance agreement between Mr. Kinder and us. Mr. Sarofim has been President and Chairman of the Board of Fayez Sarofim & Co., an investment advisory firm, since he founded it. Mr. Sarofim is a director of Unitron, Inc. and Argonaut Group.

DIRECTORS CONTINUING IN OFFICE

   Class I and Class III Directors.

     The following Class I and Class III directors were elected at our 1998 annual meeting, our 1999 annual meeting or our special meeting of our board of directors on September 28, 1999, for terms ending in 2001 and 2002, respectively:

   Class III

WILLIAM V. MORGAN                                  Director since 1999 -- Age 57

     Mr. Morgan was appointed to our Board of Directors upon completion of our acquisition of Kinder Morgan (Delaware), Inc. on October 7, 1999, as a designee of Morgan Associates, Inc., in accordance with the governance agreement entered into between Morgan Associates, Inc. and us. Mr. Morgan is our Vice Chairman of the Board and our President. Mr. Morgan was President and a Director of Kinder Morgan (Delaware), Inc. since October 1996. In February 1997, he was also elected Vice Chairman of Kinder Morgan (Delaware), Inc. In addition, Mr. Morgan was elected as Director of Kinder Morgan G.P., Inc. in June 1994, Vice Chairman of Kinder Morgan G.P., Inc. in February 1997 and President of Kinder Morgan G.P., Inc. in November 1998. Mr. Morgan has held legal and management positions in the energy industry since 1975, including the presidencies of three major interstate natural gas companies which are now part of Enron Corp. (namely, Florida Gas Transmission Company, Transwestern Pipeline Company and Northern Natural Gas Company). Prior to joining Florida Gas in 1975, Mr. Morgan was engaged in the private practice of law. Mr. Morgan is the father of Michael C. Morgan, our Vice President, Strategy and Investor Relations.

STEWART A. BLISS                                   Director since 1993 -- Age 67

     Mr. Bliss was elected to his current term as a Class III director at the 1999 annual meeting. Mr. Bliss has been a Financial Consultant and Senior Business Advisor in Denver, Colorado for the past 5 years. Mr. Bliss served as President of the Board for the Colorado State Board of Agriculture from 1993 to February 2001. Mr. Bliss also serves on the Governing Board for the Colorado State University System. Mr. Bliss served as our Interim Chairman and Chief Executive Officer from July to October of 1999.

EDWARD RANDALL, III                                Director since 1994 -- Age 73

     Mr. Randall was elected to his current term as a Class III director at the 1999 annual meeting. Mr. Randall is a private investor. Mr. Randall is also a director EOG Resources, Inc. and EcOutlook.com, Inc.

   Class I

RICHARD D. KINDER Director since October 1999; also from 1998 to June 1999 -- Age 56

     Mr. Kinder was appointed to our Board of Directors upon completion of our acquisition of Kinder Morgan (Delaware), Inc. on October 7, 1999, as one of his own designees, in accordance with a governance agreement entered into between Mr. Kinder and us. Mr. Kinder has been our Chairman of the Board of Directors and Chief Executive Officer since October 7, 1999. In addition, Mr. Kinder has been the Chairman of the Board of Directors and Chief Executive Officer of our indirectly, wholly-owned subsidiary, Kinder Morgan G.P., Inc., since 1997. Mr. Kinder was President and Chief Operating Officer of Enron Corp. from 1990 to 1996. Mr. Kinder was employed by Enron Corp. and its affiliates and predecessors for over 16 years. Mr. Kinder is also a director of TransOcean Offshore Inc. and Baker Hughes Incorporated.

EDWARD H. AUSTIN, JR.                              Director since 1994 -- Age 59

     Mr. Austin has served as a partner and an Executive Vice President of Austin, Calvert & Flavin, Inc., an investment advisory firm based in San Antonio, Texas for the past 5 years. Austin, Calvert & Flavin, Inc. is a wholly owned subsidiary of Waddell & Reed Financial, Inc. Mr. Austin is a director of Advanced Extraction Technologies, Inc. and Texas Cavalcade, Inc.

WILLIAM J. HYBL                                    Director since 1988 -- Age 58

     Mr. Hybl has been the Chairman and Chief Executive Officer and Trustee of El Pomar Foundation, a charitable foundation based in Colorado Springs, Colorado for the past five years. Over the past 5 years, Mr. Hybl has also served as a directory of Broadmoor Hotel, Inc., USAA, FirstBank Holding Co. of Colorado, and Garden City Company.

TED A. GARDNER                                     Director since 1999 -- Age 43

     Mr. Gardner was appointed to our Board of Directors upon completion of our acquisition by merger of Kinder Morgan (Delaware), Inc. entered into between Mr. Kinder and us on October 7, 1999, as a designee of Mr. Kinder in accordance with the governance agreement entered into between Mr. Kinder and us. Mr. Gardner has been a Managing Partner of First Union Capital Partners and a Senior Vice President of First Union Corporation since 1990. Mr. Gardner is a director of Beacon Industrial Group, Xcelerate Inc., U.S. Salt Holdings, COMSYS Holdings, Naviant, Inc., Vanteon, Inc. and Belenos, Inc. Wheat First Union and First Union Securities, Inc., both affiliates of First Union Corporation and First Union Capital Partners, have provided our affiliates investment banking services.

COMMITTEES

   How often did our Board meet during fiscal 2000?

     Our Board of Directors met eight times during fiscal 2000. Each director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he served.

   What committees has our Board established?

     Our Board of Directors has a standing Compensation Committee and Audit Committee. As of January, 20, 2000, the Stock Option Committee is no longer a standing committee of our Board of Directors.

     As of December 31, 2000, the following members of the Board of Directors were members of the Audit and/or Compensation Committees as indicated in the table below.

                                               COMPENSATION     AUDIT
NAME                                            COMMITTEE     COMMITTEE
----                                           ------------   ---------
Edward H. Austin.............................                     *
Charles W. Battey............................                     *
Stewart A. Bliss.............................                    **
Ted A. Gardner...............................       **
William J. Hybl..............................        *
Richard D. Kinder............................
William V. Morgan............................
Edward Randall, III..........................        *            *
Fayez Sarofim................................                     *
H. A. True, III..............................        *

---------------

 * Member

** Chair

Audit Committee. Our Audit Committee's functions are:

     - recommending to our Board of Directors the retention or discharge of our independent auditors;

     - reviewing and approving the engagement of independent auditors to conduct an audit of us, including the scope, extent and procedures of the audit and the fees to be paid therefor;

     - reviewing, in consultation with the independent auditors, the audit results and the auditors' proposed opinion letter or audit report and any related management letter;

     - reviewing and approving our audited financial statements;

     - consulting with our independent auditors and management, together or separately, on the adequacy of our internal accounting controls and the review of the results thereof;

     - reviewing the independence of our independent auditors;

     - supervising investigations into matters within the scope of the Audit Committee's duties; and

     - performing such other functions as may be necessary or appropriate in the efficient discharge of the Audit Committee's duties.

     The Audit Committee met three times during fiscal 2000. Three out of the five members of the Audit Committee are independent as defined and required by in the New York Stock Exchange listing standards. Our Audit Committee adopted a charter on April 20, 2000.

     Compensation Committee. Our Compensation Committee is charged with the management and oversight of employee benefit plans approved by our Board of Directors, employment agreements approved by our Board of Directors and the compensation of all of our directors, officers and employees. Our Compensation Committee met four times during fiscal 2000.

RECOMMENDATION

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THREE NOMINEES FOR CLASS II DIRECTORS.

ITEM 2 -- PROPOSAL TO AMEND AND RESTATE OUR 1992 STOCK
                     OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

DESCRIPTION OF OUR 1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Our Board of Directors adopted our 1992 Stock Option Plan for Non-Employee Directors, effective January 1, 1992, for a term of 10 years, subject to stockholder approval. Our stockholders approved the plan at our 1992 annual meeting. Our Board of Directors adopted amendments to the plan in 1996 to:

     - increase the authorized number of shares of common stock issuable thereunder, as adjusted for a stock split in 1993, from 150,000 to 350,000;

     - increase the number of options that may be granted to directors; and

     - change the grant date for the options.

     Our stockholders approved those amendments at the 1996 Annual Meeting. A stock split in 1998 increased the shares issuable under our 1992 Stock Option Plan to 525,000.

     On January 20, 2000, our Board of Directors decided to submit to stockholders the amendment and restatement of the plan at the annual meeting to approve the following amendments:

     - change the administration of our 1992 Stock Option Plan for Non-Employee Directors to our Compensation Committee;

     - increase the number of shares of common stock that may be subject to options granted to each director after his initial election to our Board from 3,000 to 20,000;

     - increase the number of shares of common stock that may be subject to options granted to each director on an annual basis from 3,000 to 10,000;

     - rename our 1992 Stock Option Plan to reflect our corporate name change;

     - extend the term of our 1992 Stock Option Plan from December 31, 2001 to December 31, 2009; and

     - adopt certain technical amendments regarding the manner of determining the fair market value of shares subject to options and the adjustment of options upon certain changes in our capitalization.

     Our stockholders approved these amendments at the May 9, 2000 Annual
Meeting.

     The purpose of our 1992 Stock Option Plan is to permit us to remain competitive in attracting and retaining high-caliber members on our Board. Our Board believes the plan has been successful in this regard, but that in order to carry out the plan's purpose it is necessary to amend the plan. Accordingly, at its January 17, 2001 meeting, our Board of Directors decided to submit to stockholders the amendment of the Plan at the annual meeting.

     Our Board of Directors adopted amendments:

     - to increase the number of shares of our common stock subject to the plan to 1,025,000; and

     - with respect to options granted on or after January 1, 2001, to allow a director who no longer serves on our Board of Directors to exercise these options for a period of up to one year following the date on which the director's service on the Board terminates.

     The following summary of our 1992 Stock Option Plan for Non-Employee Directors, as amended and restated effective as of January 17, 2001, is qualified by reference to the full text of our 1992 Option Plan for Non-Employee Directors which is attached as Appendix A to this proxy statement.

   Administration

     The Stock Option Committee previously administered our 1992 Stock Option Plan for Non-Employee Directors. The Stock Option Committee consisted of directors who were also our employees. As amended, our 1992 Stock Option Plan is administered by our Compensation Committee of our Board of Directors to permit our 1992 Stock Option Plan for Non-Employee Directors to comply with Rule 16b-3 under the Exchange Act. Within 30 days after the initial election to our Board of any person who is not a salaried employee of us, our Compensation Committee may grant to that person an option to purchase up to 20,000 shares of common stock. Our Compensation Committee may grant to all eligible directors an option to purchase up to 10,000 shares of common stock. Our Compensation Committee determines the number of shares subject to the options granted each year.

     The option price, or price per share of common stock subject to an option, may not be less than either:

     - the fair market value of common stock on the date of the grant of the option or

     - the par value of the common stock.

     The fair market value generally is determined to be the closing sale price reported in The Wall Street Journal for the New York Stock Exchange-Composite Transactions. The options are exercisable on the date of grant and expire ten years from the date of grant. Our Compensation Committee also determines whether an option may be paid in cash or common stock. Options are not transferable except by will or the laws of descent and distribution. However, our Compensation Committee may in its discretion, upon written request by a director, allow a director to transfer an option to a family partnership or other estate planning arrangement or to a charity.

     Our Compensation Committee is authorized to interpret our 1992 Stock Option Plan for Non-Employee Directors and options granted under our 1992 Stock Option Plan for Non-Employee Directors and to determine the number of shares to be subject to options granted annually to the directors. Our Board of Directors may amend our 1992 Stock Option Plan for Non-Employee Directors without stockholder approval, unless such approval is required by law or stock exchange requirements. Our Board of Directors may terminate our 1992 Stock Option Plan at any time. No options may be granted under the plan after December 31, 2009.

   Shares Available

     The aggregate number of shares of our common stock which may be issued under our 1992 Stock Option Plan for Non-Employee Directors with respect to options may not exceed 1,025,000. Our 1992 Stock Option Plan for Non-Employee Directors provides for appropriate adjustments or other action to reflect:

     - mergers;

     - consolidations;

     - recapitalizations;

     - certain sales of assets;

     - combinations of shares;

     - change in control of us through share ownership or a contested election of directors;

     - changes in corporate structure;

     - stock splits;

     - stock dividends; or

     - certain other significant changes in the common stock.

     Lapsed or canceled options will not count against this limit and can be regranted under the plan. The shares issued under the plan may be issued from shares held in treasury or from authorized but unissued shares.

   Participation

     Directors who are our full-time employees are not eligible to participate in our 1992 Stock Option Plan for Non-Employee Directors. Thus, eight directors will be eligible to participate.

   Federal Income Tax Consequences

     The Internal Revenue Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize ordinary income upon the exercise of a nonqualified option. The amount of ordinary income realized is equal to the amount that the fair market value of the common stock on the date of exercise exceeds the option price. We are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income realized by the participant, provided that we withhold federal income tax with respect to the amount of such compensation. When the participant sells shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes, however, that the shares represent a capital asset in the participant's hands, although there will be no tax consequences for us.

   Additional Information

     If the stockholders do not approve our 1992 Stock Option Plan for Non-Employee Directors as amended and restated, we intend to continue to grant options under our 1992 Stock Option Plan for Non-Employee Directors as currently in effect or as may be amended from time to time by our Board of Directors to the extent such amendments do not require stockholder approval.

     We granted no options under the 1992 Stock Option Plan in 2000. Effective January 2, 2001, we granted an option to purchase 10,000 shares of our stock to each of our non-employee directors.

RECOMMENDATION

     Not all of the important information about our 1992 Stock Option Plan for Non-Employee Directors is contained in the foregoing summary. The full text of the amended and restated plan is attached to this proxy statement as Appendix A. You may obtain a copy of our public filings without charge by following the instructions in the section entitled "How I can find more information about Kinder Morgan?" on page 4 of this proxy statement.

     This proposal will be approved by the favorable vote of a majority of our outstanding shares of common stock present at the annual meeting, in person or by proxy.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND AND RESTATE THE 1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

ITEM 3 -- PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF PRICEWATERHOUSECOOPERS
                        LLP AS OUR INDEPENDENT AUDITORS

     We have selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has served as our independent auditors since November 22, 1999. Prior to that, Arthur Anderson LLP served as our independent auditors for fiscal 1999. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal 1999 included the examination of our consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, services in connection with consultations on various tax, information services and business process matters.

     Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

RECOMMENDATION

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY AND APPROVE OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

     In the event stockholders do not ratify the appointment, the selection will be reconsidered by our Audit Committee and our Board of Directors.

                                 OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

     Stockholder Proposals for the 2002 Annual Meeting

     Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2002 may do so by following the procedures prescribed in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our Corporate Secretary no later than December 5, 2001.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED APRIL 4, 2001. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                                                                      APPENDIX A

                              KINDER MORGAN, INC.
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                          (EFFECTIVE JANUARY 17, 2001)

     1. Purpose of the Plan:   This Plan is an amendment and restatement of the
K N Energy, Inc. 1992 Stock Option Plan for Non-Employee Directors, as amended. The purpose of the Kinder Morgan, Inc. Amended and Restated 1992 Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of Kinder Morgan, Inc., a Kansas corporation (the "Company"), and its stockholders by increasing the potential compensation of the non-employee members of the Company's Board of Directors (the "Board"), thereby assisting the Company in its efforts to attract well-qualified individuals to serve as its directors and to retain their services. Options granted under this Plan are intended to constitute nonqualified stock options (options that do not qualify as incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")), and the Plan shall be construed so as to carry out that intention.

     2. Compensation Committee:   The Plan shall be administered by the
Compensation Committee of the Board (the "Committee"), which shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The interpretation by the Committee of the Plan and of options granted under the Plan shall be conclusive upon all participants.

     3. Shares Subject to the Plan:   Effective January 17, 2001, subject to
stockholder approval at the 2001 annual stockholders meeting, the aggregate number of shares of the Company's Common Stock, $5 par value per share ("Common Stock"), which may be issued under options granted under the Plan shall not exceed 1,025,000, subject to adjustment as provided in Paragraph 5. In the event that stockholder approval is not obtained, the aggregate number of shares of Common Stock which may be issued under options granted under the Plan shall not exceed 525,000, subject to adjustment as provided in Paragraph 5. Shares issued under the Plan may be either authorized and unissued shares or treasury shares. Shares subject to, but not delivered under, any option terminating or expiring for any reason prior to exercise thereof, shall thereafter be available for issuance upon exercise of any other option under the Plan granted on or prior to December 31, 2009.

     4. Number of Shares to be Granted Each Eligible Director:

         a. Within thirty (30) days after initial election to the Board by the Company's stockholders, the Committee shall grant to each director an option for a number of shares equal to the number of shares authorized by the Committee, not to exceed 20,000 shares per calendar year.

         b. If an individual is elected by the Board to fill an unexpired term or vacancy on the Board, the Committee shall, within thirty (30) days of such election, grant to such director an option for a number of shares not to exceed 20,000.

         c. Effective October 19, 2000, at any time, the Committee, in its discretion, may grant to each director an option for a particular calendar year not to exceed 10,000 shares. If such grant is made prior to the annual stockholders meeting for the calendar year to which such grant relates, notwithstanding Section 8 hereof, an option under such grant may not be exercised until the first business day after the annual stockholders meeting for such calendar year ("Vesting Date"); provided, however, that if an individual to whom an option is granted pursuant to this paragraph is not a director on the option's Vesting Date, such option shall immediately expire and may not be exercised.

     5. Adjustment:   Appropriate adjustments in the maximum number of shares of
Common Stock issuable pursuant to the Plan, the number and the purchase price of shares covered by outstanding options granted under the Plan and the maximum number of shares that may be subject to each grant of options under Paragraph 4 shall be made to give effect to any stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the date of adoption of the Plan and any amendments to the Plan by the Board. The decision of the Board as to the amount and timing of any such adjustments shall be conclusive. In the event of any merger, consolidation or other reorganization of the Company with any other corporation or corporations in which the Company is not the survivor, there shall be substituted for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock, or other securities into which each outstanding share of Common Stock of the Company shall be converted by such merger, consolidation or reorganization. In the event of any other relevant change in the capitalization of the Company, the Board shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options, and the maximum number of shares to be subject to each grant of options under Paragraph 4 shall also be adjusted. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted as necessary.

     6. Eligible Non-Employee Directors:   Options shall be granted to all
elected directors of the Company who are not salaried employees of the Company.

     7. Option Price:   The purchase price to be paid for each share of Common
Stock deliverable upon exercise of any option shall be determined by the Committee in its discretion at or prior to the time the option is granted, but shall not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted or less than the par value of the shares subject to the option. The fair market value per share on any given date shall be the closing price per share of Common Stock on the New York Stock Exchange on such date.

     8. Option Period and Condition of Exercise:   A director receiving an
option pursuant to the Plan may purchase the shares issuable thereunder, commencing on the date of grant. Each option shall cease to be exercisable upon the expiration of a period of ten (10) years from the date of grant. To the extent an option may be exercised pursuant to the foregoing, it may be exercised in whole at any time, or in part from time to time. An option may be exercised by giving written notice to the Company addressed to the attention of the Senior

Vice President of Human Resources and Administration (i) specifying the number of shares to be purchased and accompanied by payment therefor in full in cash or, in the sole discretion of the Committee, in full or in part, in shares of Common Stock of the Company at their fair market value at the close of business on the date of exercise determined in the manner consistent with Paragraph 7, and (ii) unless the Company consents to the contrary, representing that all shares purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of said shares (except in the case of a purchase by the executors or administrators under Paragraph 10, for distribution to the director's legal heirs, legatees or other testamentary beneficiaries, but not for sale).

     9. Options Not Transferable:   No option granted under the Plan shall be
transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during his or her lifetime, only by the director to whom an option is granted. Except as permitted by the preceding sentence, no option or any right thereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of, or be subject to execution, attachment or similar process, any option, or of any right thereunder, contrary to the provisions hereof, such option and all rights thereunder shall immediately become null and void. Notwithstanding the foregoing, if a director obtains the approval of the Committee after making a request to the Committee in writing, a director may transfer or assign an option to a family partnership or other estate planning arrangement, or to a charity.

     10. Termination of Board Membership or Death:

         a. If the membership on the Board of a director to whom an option has been granted is terminated for any reason other than his or her death, such option may be exercised by the terminated director at any time prior to the end of the calendar year in which it was granted, or within three (3) months after the termination, whichever is longer (but in no event after the expiration of ten (10) years from the date of the grant thereof with respect to all or any part of the number of shares remaining subject to the option.)

         b. If the membership on the Board of a director to whom an option has been granted is terminated by reason of his or her death, such director's option shall be exercisable by his or her estate or the person or persons who acquire the right to exercise such option by bequest or inheritance at any time within one (1) year after the date of death to the extent the director was entitled to exercise the option at the time of his or her death (but in not event after the expiration of a period of ten (10) years from the date of grant) with respect to all or any part of the number of shares remaining subject to the option.

         c. Subject to stockholder approval at the 2001 annual stockholders meeting, notwithstanding paragraphs a. and b., for all Options granted on or after January 17, 2001, if the membership on the Board of a director to whom an option has been granted is terminated for any reason, such option may be exercised by the terminated director (or, in the case of death, by his or her estate or the person or persons who acquire the right to exercise such option by bequest or inheritance) at any time within one (1) year after the date of termination to the extent the director was entitled to exercise the option at the time of termination (but in no event after the expiration of a period of ten (10) years from the date of grant) with respect to all or any part of the number of shares remaining subject to the option.

     11. Listing and Registration of Shares:   Each option shall be subject to
the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board. The Company may require that certificates evidencing shares issued upon the exercise of any option bear an appropriate legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited unless such shares have been registered under the Securities Act of 1933, as amended, for transfer in accordance with the intended method of distribution or the Company shall have been furnished with an opinion of counsel satisfactory to it to the effect that such registration is not required.

     12. Administration:   Subject to the provisions of the Plan, the Committee
shall be authorized to interpret the Plan and the options granted under the Plan, to establish, amend and rescind such rules and regulations as it deems necessary for the proper administration of the Plan, and to make all other determinations necessary or advisable for its administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee on the matters referred to in this paragraph shall be conclusive on all parties.

     13. Federal Income Tax Consequences:   The following summary is intended
only as a general guide as to the United States federal income tax consequences under the current law with respect to participation in the Plan, and does not attempt to describe all possible federal or other tax consequences of such participation. Participants should consult their own tax advisors prior to the exercise of any option and prior to the disposition of any shares of Common Stock acquired upon the exercise of an option.

     There are no federal income tax consequences to an optionee upon the grant of an option which does not constitute an incentive stock option ("Nonincentive Stock Option") within the meaning of Section 422 of the Code. Generally, upon the exercise of a Nonincentive Stock Option, the optionee will realize ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon a subsequent disposition of the shares received upon exercise of a Nonincentive Stock Option, any difference between the amount received for the stock and the basis of the stock (option price plus any ordinary income recognized) will be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an optionee's exercise of a Nonincentive Stock Option, the Company will usually be entitled to claim a deduction at the same time and in the same amount as income is recognized to the optionee.

     Each optionee shall, no later than the date as of which an amount related to an option first becomes includable in the gross income of the optionee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or Common Stock or any other arrangement satisfactory to the Committee. The Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

     The Plan is not qualified under Section 401(a) of the Code. The United States Department of Labor has not yet issued definitive regulations or other authority regarding the applicability of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to stock option plans such as the Plan. Subject to the issuance or regulations or other authority to the contrary, the Company believes the Plan is not subject to any provisions of ERISA.

     14. Effective Date:   This Plan was originally effective on January 1, 1992
and was amended and restated effective January 20, 2000. This Plan, as further amended and restated, shall be effective on January 17, 2001, which is the date on which the Board of Directors adopted this amended and restated Plan, subject to the approval of the stockholders of the Company at the 2001 annual meeting. Unless terminated sooner pursuant to Paragraph 17, this Plan shall terminate on December 31, 2009.

     15. No Right to Continue as a Director:   Nothing contained in the Plan or
any agreement hereunder will confer upon any optionee any right to continue to serve as a director of the Company.

     16. No Stockholder Rights Conferred:   Nothing contained in the Plan or any
agreement hereunder will confer upon any optionee (or any person or entity claiming rights by or through a optionee) any rights of a stockholder of the Company unless and until an option is validly exercised in accordance with the terms hereof.

     17. Termination, Amendment and Modification of Plan:   The Board may at any
time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with the Code or any other applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted, no such action of the Board shall be taken without approval of the Company's stockholders in such manner and to such degree as is required by the applicable law or regulation.

     No suspension, termination, modification or amendment of the Plan may, without the consent of an optionee, adversely affect his or her rights with respect to options theretofore granted to such optionee.

     18. Governing Law:   To the extent not preempted by any laws of the United
States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Texas.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, Kinder Morgan, Inc. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 17th day of January, 2001.

                                            KINDER MORGAN, INC.

                                            By: /s/ JOSEPH LISTENGART
                                            ------------------------------------
                                            Name:   Joseph Listengart
                                            ------------------------------------
                                            Title:  Vice President, General
                                                    Counsel and Secretary
                                            ------------------------------------

Please mark your votes as in this example.

The Board of Directors unanimously recommends a vote FOR each of the following proposals:

FOR                            WITHHELD

1. Election of Directors

For, except vote withheld from the following nominee(s):

Nominees:         01. Charles W. Battey
                  02. Fayez Sarofim
                  03. H.A. True, III

2. A proposal to amend our 1992 Nonqualified Stock Option Plan for Non-Employee Directors;

3. A proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as our auditors for 2001.

Check this box if you have comments or a change of address and use the back of this card.

Check this box if you want to attend and vote at the meeting.

----------------------          ----------------------


----------------------          ----------------------
SIGNATURE(S)                             DATE

NOTE: Your signature should conform with your name as printed above.

Detach Proxy Card Here If You Are Voting by Mail and Return in Enclosed Envelope
--------------------------------------------------------------------------------

               KINDER MORGAN, INC. - ANNUAL MEETING - May 8, 2001

             KINDER MORGAN, INC. NOW OFFERS PHONE OR INTERNET VOTING
                          24 hours a day, 7 days a week

On a touch-tone phone call toll-free 1-877-PRX-VOTE (1-877-779-8683). You will hear these instructions.

o    Enter the last four digits from your social security number.

o    Enter the control number from the box above, just below the perforation.

o    You will then have two options:

         OPTION 1:  To vote as the Board of Directors recommends on the proposals; or

         OPTION 2:  To vote on the proposals separately.

o    Your vote will be repeated to you and you will be asked to confirm it.

Log onto the Internet and type http://www.eproxyvote.com/kmi

o    Have your proxy card ready and follow the instructions.

o    You will be able to elect to receive future mailings via the Internet.

Your electronic vote authorizes the proxies named on the reverse side of this card to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If you have voted by phone or Internet, please do not return the proxy card.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KINDER MORGAN,
INC.

The undersigned, whose signature appears on the reverse, hereby appoints RICHARD
D. KINDER and JOSEPH LISTENGART and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Common Stock of KINDER MORGAN, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 8, 2001, and at any and all adjournments thereof, on all matters that may properly come before the meeting.

Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of all items.

To vote by telephone or Internet, please see the reverse side of this card. To vote by mail, please sign and date this card on the reverse side, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS PLUS HELP THE COMPANY AVOID ADDITIONAL EXPENSES.

SEE REVERSE SIDE

Detach Proxy Card Here If You Are Voting by Mail and Return in Enclosed Envelope

--------------------------------------------------------------------------------
              LOG ONTO OUR WEB SITE AT HTTP://WWW.KINDERMORGAN.COM
                       FOR MORE COMPREHENSIVE INFORMATION!